EXHIBIT 23.1
                                    CONSENT OF KPMG LLP


      We consent to the incorporation herein by reference of our report dated February 22, 2002, except as to the last paragraph of Note 21, which is as of March 15, 2002, with respect to the consolidated balance sheet of MSC.Software Corporation as of December 31, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which report appears in the December 31, 2001, Annual Report on Form 10-K of MSC.Software Corporation.

                                        /s/KPMG LLP


Costa Mesa, California
October 1, 2002